Exhibit 10.1

ESCROW AGREEMENT

BETWEEN CNL INCOME PROPERTIES, INC.

AND WELLS FARGO BANK, NATIONAL ASSOCIATION

THIS ESCROW AGREEMENT (the “Agreement”) is dated this 15th day of May, 2007 (the “Effective Date”), by and between CNL INCOME PROPERTIES, INC., a Maryland corporation (the “Company”) and Wells Fargo Bank, National Association as escrow agent (the “Escrow Agent”).

WHEREAS, the Company is offering and selling, on a best-efforts basis through CNL Securities Corp., the managing dealer for the offering (the “Managing Dealer”), and selected broker-dealers that are registered with the National Association of Securities Dealers, Inc. or that are exempt from such broker-dealer registration (the Managing Dealer and such selected broker-dealers are hereinafter referred to collectively as the “Soliciting Dealers”), up to 200,000,000 shares of common stock of the Company (the “Shares”) to investors (the “Offering”) pursuant to a prospectus as amended from time to time and filed with the Securities and Exchange Commission as part of registration statement file no. 333-128662 (the “Offering Document”). The current form of the prospectus is attached hereto as Exhibit A;

WHEREAS, the Company desires to establish an escrow account in which funds received from subscribers will be deposited, and the Escrow Agent is willing to serve upon the terms and conditions herein set forth; and

WHEREAS, in order to subscribe for Shares, a subscriber must deliver an executed subscription agreement in substantially the form attached as Appendix C to the Offering Document attached as Exhibit A hereto along with the full amount of its subscription, subject to volume discounts or net of commission sales as applicable: (i) by check in U.S. dollars, (ii) by wire transfer of immediately available funds in U.S. dollars, or (iii) as otherwise agreed to by the Company (collectively, the “Payment”). The Company shall instruct any Soliciting Dealers that any such wire transfers shall be in accordance with the instructions provided at Exhibit B.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties covenant and agree as follows:

1.	Establishment of Escrow Accounts. On or prior to May 15, 2007, the Company shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled “WFBNA, ESCROW AGENT FOR CNL INCOME PROPERTIES, INC.” (the “Escrow Account”). All monies deposited in the Escrow Account are hereinafter referred to as the “Escrowed Funds.” The Company will cause Soliciting Dealers to instruct subscribers to make Payments for subscriptions payable to the order of the Escrow Agent or the Company. Soliciting Dealers that are “$250,000 broker-dealers” may be authorized to instruct their customers to make Payments payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will collect the proceeds of the subscribers’ Payments and issue funds made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds for deposit into the Escrow Account.

2.	Deposits into the Escrow Account. The Company or any authorized Soliciting Dealer will promptly deliver all Payments to the Escrow Agent for deposit in the Escrow Account.

3.	Collection Procedure.

(a)	The Escrow Agent is hereby authorized to forward each Payment for collection and, upon collection of the proceeds of each Payment, to deposit the collected proceeds in the Escrow Account.

(b)	Any Payment returned unpaid to the Escrow Agent shall be returned to the Company or Soliciting Dealer that submitted the Payment. In such cases the Escrow Agent will promptly notify the Company of such return.

(c)	In the event that the Company rejects any subscription for Shares and the Escrow Agent has already collected funds for such subscription, the Escrow Agent shall promptly issue a refund Payment to the drawer of the Payment submitted by or on behalf of the rejected or withdrawing subscriber. If the Escrow Agent has not yet collected funds for such subscription but has submitted the Payment relating to such subscription for collection, the Escrow Agent shall promptly issue a Payment in the amount of such Payment to the rejected or withdrawing subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted the Payment relating to the subscription of the rejected or withdrawing subscriber, the Escrow Agent shall promptly remit such Payment directly to the drawer of the Payment submitted by or on behalf of the subscriber.

4.	Identity of Subscribers. From time to time, the Company shall furnish upon request of the Escrow Agent, a list of the subscribers who have paid for the Shares showing the name, tax identification number, amount of Shares subscribed for and the amount paid which in the Escrow Agent’s discretion is needed by the Escrow Agent to perform its services hereunder . The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. The Escrow Agent will treat all subscriber information as confidential.

5.	Investment of Escrowed Funds. The Escrow Agent, immediately upon deposit of each Payment in the Escrow Account, it shall invest such Escrowed Funds in interest-bearing accounts, bank money market accounts, short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or other short-term, highly liquid investments with appropriate safety of principal, all as directed by the Company. In the absence of any such direction by the Company, the Escrow Agent is hereby directed to invest each Payment received by it in the Wells Fargo Advantage Government Money Market Fund, Admin Class Shares. Interest and dividends earned on such investments shall be similarly reinvested.

6.	Distribution of Escrowed Funds. From time to time, the Escrow Agent shall release from the Escrow Account to the Company any and all collected Escrowed Funds, upon written request of an officer of the Company (a “Release Request”). The Escrow Agent shall hold subscribers’ Payments in the Escrow Account until the funds have been collected and until the receipt of a Release Request, each of which shall be delivered by the Company following the Company’s acceptance of the respective subscriber’s subscription and admission of such subscriber as a stockholder.

7.	Term of Escrow. The “Termination Date” shall be the earlier of (i) the expiration of the Offering on April 4, 2008, provided that the Company may extend this date by 60 days upon written notice to the Escrow Agent; (ii) the date the Escrow Agent receives written notice from the Company that it is abandoning or stopping the sale of the Shares; (iii) the date the Escrow Agent receives notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days or (iv) the date the Escrow Agent institutes an interpleader action. After the Termination Date the Company shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.

8.	Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, taxes, penalties and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction to have resulted primarily from the gross negligence, or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Company. The obligations of the Company under this Section 8 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

9.	Duties and Limitation on Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive and invest Payments and to hold them subject to release in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of this Agreement, the Offering Document or applicable law in tendering the Payments to the Escrow Agent. No other agreement entered into by or between the Soliciting Dealers and the Company shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any Offering Document or other agreement between the Company and any other party.

The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. Concurrent with the execution of this Agreement, the Company shall deliver to the Escrow Agent and attach as Exhibit C a list of authorized signers on the Escrow Account. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, or willful misconduct was the primary cause of loss.

The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.

In the event of any disagreement between any of the parties to this Agreement, or between any of them and any other person, including any subscriber, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court of competent jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that any controversy should arise with respect to this Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

EXCEPT IN THE CASE OF THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER

(INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

The parties agree that the Escrow Agent has had and shall have no role in the preparation of the Offering Document or any other offering document, has not reviewed any such documents and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering Document, or the issuance, offering or sale of the Shares.

The Escrow Agent shall have no duty or obligation to monitor the application and use of the Escrowed Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

Under no circumstances shall the Escrow Agent be required to risk or advance its own funds or otherwise incur financial liability in the performance of its duties or the exercise of its rights hereunder.

10.	Inability to Deliver. In the event that Payments for subscriptions delivered to the Escrow Agent by the Company pursuant to this Agreement are not cleared through normal banking channels within 120 days after such delivery, the Escrow Agent shall deliver such uncleared Payments to the Company.

11.	Notice. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by facsimile confirmed by telephone call or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

If to the subscribers for Shares:	To their respective addresses as specified in their Subscription Agreements.

If to the Company:	CNL Income Properties, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Attention: Tammie A. Quinlan, Chief Financial Officer and Executive Vice President; and Amy Sinelli, Senior Vice President and Corporate Counsel
(407) 650 – 1000 telephone
(407) 540 – 2544 facsimile

If to the Escrow Agent:	Wells Fargo Bank, NA
Corporate Trust Group
301 E. Pine Street, Suite 1150
Orlando, FL 32801
Attention: Laura Upham
407-514-2566 telephone
407-514-2575 facsimile

12.	Fees to Escrow Agent. In consideration of the services to be provided by the Escrow Agent hereunder, the Company agrees to pay the fees to the Escrow Agent as disclosed in the Fee Agreement and attached hereto as Exhibit D.

13.	General.

(a)	This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida applicable to contracts to be made and performed entirely in said state.

(b)	The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(c)	This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

(d)	This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

(e)	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)

This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors, and assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the

Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

14.	Representation of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgement that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

15.	Resignation of Escrow Agent. Should, at any time, this Agreement be modified in a manner that would increase the duties and responsibilities of the Escrow Agent, or in any manner that the Escrow Agent shall deem undesirable, the Escrow Agent may resign by notifying the Company. Such resignation shall become effective on the earlier to occur of (i) the appointment and acceptance by a successor Escrow Agent or (ii) sixty (60) days following the date upon which notice was mailed. Until such time as the Escrow Agent has resigned in accordance herewith, the Escrow Agent shall perform its duties hereunder in accordance with the terms of this Agreement. If a successor escrow agent is not appointed within the 60-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Payments with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

16.	Acts of God. The Escrow Agent shall not be responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication service, accidents, labor disputes, acts of civil or military authority, or governmental actions.

17.	Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell and deal in any securities of the Company or any affiliates of the Company and may contract and lend money to the Company or any affiliates of the Company.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CNL INCOME PROPERTIES, INC.

		By:	/s/ Tammie A. Quinlan
		Name:	Tammie A. Quinlan
		Title:	Chief Financial Officer and Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Escrow Agent

Attest:	/s/ Marylou R. Frey	By:	/s/ Laura T. Upham
Name:	Marylou R. Frey	Name:	Laura T. Upham
Title:	Vice President	Title:	Vice President

EXHIBIT A

Prospectus dated April 20, 2007

EXHIBIT B

Wire Instructions

EXHIBIT C

CNL Income Properties, Inc.

Authorized Signers List

EXHIBIT D

Fee Agreement